                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                          INVIVA SECURITIES CORPORATION
                             SELLING GROUP AGREEMENT

This Selling Group Agreement ("Agreement") is made by and between Jefferson National Life Insurance Company ("Company"), Inviva Securities Corporation ("Underwriter"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. (the "NASD") with Administrative Offices in Louisville, Kentucky, and _____________ ("Broker"), the broker-dealer, named herein and registered with the SEC as a broker-dealer and a member of the NASD. Company and Underwriter are sometimes referred to collectively as "Inviva." The parties do hereby agree as follows:

1.     Authorization

Broker, either as an individual, partnership, or corporation, and its associated persons who are NASD registered and are duly licensed under applicable state insurance law and, where required, appointed as insurance agents of Inviva ("Representatives") are hereby authorized by Company and Underwriter to solicit applications for variable annuity contracts and / or variable life insurance policies (collectively "Policies"). The Compensation Schedule attached hereto is made a part of the Agreement, and Broker agrees to solicit applications and collect and remit initial required premiums to Company, and deliver policies issued by Company:

       a. only in jurisdictions where Broker is duly licensed by the appropriate regulatory agencies and appointed by the Company, and;

       b. only in states and territories in which Company is admitted to do business and only for those Policies offered by Company that have been approved by the appropriate regulatory agencies.

Licensing of agents shall be in compliance with the statutory and regulatory requirements of the Departments of Insurance or other regulatory agencies and in accordance with the standards and procedures established by Inviva.

Broker shall supply Company with copies of all certificates of qualification or licenses required of Broker under this Agreement.

1.1    Limitation of Authority

Broker has no authority during the time this Agreement is in effect, or after termination, to:

       a. make or modify Policies on behalf of Company or waive any of Company's rights or requirements;

       b. collect or receive premiums or renewals other than the initial premium;

       c. endorse, cash or deposit any checks or drafts payable to the Company;

       d. open any bank account or trust account on behalf of, for the benefit of, or containing the name of, Company;

       e. advertise or publish any matter or thing, through any medium, including, without limitation, use of the names, trademarks, product names, services or logos of Company or those of its subsidiaries or affiliates, concerning Company or its Policies without prior written permission of Company;

       f. directly or indirectly cause or endeavor to cause any Broker to terminate or alter its/his/her contract with Company, or induce or attempt to induce any policyholder of Company to relinquish, surrender, replace, or lapse a Policy;

       g. engage in or benefit from any unlawful, unsuitable or Inviva-prohibited: sales, rebating, misrepresentation, twisting, replacement or churning of Policies, or violations of any applicable state or federal laws, rules or regulations; or

       h. do or perform any acts or things other than expressly authorized herein.

This agreement shall not create an employer-employee relationship. The relationship of Broker to Company shall be that of independent contractor. Broker agrees to furnish and maintain a satisfactory bond of indemnity as required under the rules of the NASD, a copy of such bond to be submitted to Company within 30 days of request.

1.2    Representations and Services

Broker agrees:

       a. that it will take full responsibility for training and supervision of all Representatives associated with Broker who are engaged directly or indirectly in the offer or sale of the Policies and all such persons shall be subject to the control of Broker with respect to such persons' activities in connection with the sale of Policies. Broker agrees to establish such rules and procedures as are necessary to insure compliance with applicable federal and state securities laws, and applicable state insurance laws;

       b. to observe the rules, procedures and other directives established, and given by Underwriter relating to the sale of the Policies by Broker. However, provisions of the Underwriter's Manual pertaining to underwriting practices, acceptance of risks, delivery of Policies, and all other areas of conduct of Inviva's business shall not be deemed to imply a duty of supervision by Company or Underwriter over Broker, or to relieve Broker of its duty to supervise its personnel. Broker will also comply with the rules and regulations of the Securities and Exchange Commission and the NASD, (including, without limitation, its Rules of Fair Practice), relating to the sale and distribution of the Policies and will observe all applicable federal and state laws relating to the Policies, and the regulations of authorized regulatory agencies affecting the sale of insurance;

       c. that all solicitations for Policies are accompanied by the appropriate current prospectuses for the Policies conforming to the requirements of the Securities Act of 1933. Broker shall ensure that its Representatives shall not make recommendations to an applicant to purchase a Policy in the absence of reasonable grounds to believe that the purchase is suitable for such applicant, as required by applicable state insurance laws, the suitability requirements of the Securities Exchange Act of 1934 ("1934 Act") and the NASD Conduct Rules. Broker shall ensure that each application obtained by its Representatives shall bear evidence of approval of one of its principals indicating that the application has been reviewed for suitability;

       d. that no representations concerning the Policies will be made except those contained in the appropriate current prospectuses and in information supplemental to the prospectuses, which may be supplied by Underwriter and designated for use with the public. In this regard, Broker further agrees not to use advertising or sales literature concerning the Policies unless and until it has been approved by Underwriter;

       e. to become fully informed as to the provisions and benefits of each Policy offered by Company for which Broker solicits applications;

       f.     to represent such Policies adequately and fairly to prospects;

       g. to provide all usual and customary service to policyholders and work to maintain in force any business placed with Company; and

       h. to hold all premiums received with any applications for Policies solicited for Company and to promptly forward such premiums and applications to the Company using a reasonable standard of care. All such funds shall be segregated by Broker and held in trust, and shall not be used by Broker for any purpose.

1.3    NASD Matters

Broker represents that it is a registered broker-dealer under the 1934 Act, a member in good standing of the NASD, and a registered broker-dealer under applicable state law to the extent necessary to perform the duties described in this Agreement. Broker represents that its Representatives, who will be soliciting applications for the Policies, will be duly registered representatives associated with Broker and that they will be representatives in good standing with accreditation as required by the NASD to sell the Policies. Broker agrees to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Policies by Broker or any of its associated Representatives.

1.4    Broker's Agents

Broker will recruit, train and supervise Representatives to sell the Policies. Appointment of each Representative shall be subject to Company's prior approval. Company may terminate any Representative without Broker's prior approval. Company may require termination of any Representative's authority to sell the Policies. Broker is responsible for the Representatives' compliance with the terms and conditions of this Agreement and for the Representative being duly licensed pursuant to applicable state and federal laws.

1.5    Delivery of Policy

Broker shall promptly deliver all issued Policies in accordance with Company rules.

1.6    Administrative Guidelines and Compliance

Company's administrative guidelines, including, without limitation, bulletins, product and procedure updates, the revisions, additions and amendments thereto, from the time made by Company, shall be complied with by Broker provided, however, that this shall not be deemed to imply a duty of supervision by Company or Underwriter over Broker, or to relieve Broker of its duty to supervise its personnel. Broker agrees to comply fully with all applicable regulations, bulletins, rulings, circular letters, proclamations and statutes, now or hereafter in force, and to promptly notify Company in writing of all contacts and/or correspondence received from insurance regulatory, or other governmental authorities with regard to Policies sold under this agreement, and to cooperate fully with Company in making responses to those authorities.

1.7    Licensing and/or Appointment of Representative

Broker shall assist Inviva in the licensing and/or appointment of Representatives under applicable insurance laws to sell Policies.

1.8    Record Keeping

Broker is responsible for maintaining the records of its Representatives. Broker shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records maintained by Broker that relate to the sale of the Policies, or dealings with Company or Underwriter shall be maintained so as to clearly and accurately disclose the nature and details of each transaction.

Broker acknowledges that all the records maintained by Broker relating to the solicitation, service or sale of the Policies subject to this Agreement, including but not limited to applications, authorization cards, complaint files, supervisory and inspection procedures and suitability reviews, shall be available to Inviva upon request during normal business hours. Inviva may retain copies of any such records which Inviva, in its discretion, deems necessary or desirable to keep.

2.     Compensation

All compensation payable for sales of the Policies shall be paid by Company to Broker through Underwriter and nothing contained herein shall create any right, title or interest in Underwriter to such compensation nor any responsibility on the part of Underwriter for payment of such compensation. Company agrees to pay compensation in the form of commissions and other payments as provided in the Compensation Schedule(s) delivered to Broker by Company and incorporated herein by reference, upon any cash premiums received by Company for Policies issued on applications submitted by Broker. Such compensation shall be payment in full for all services performed and all expenses incurred by Broker. Company reserves the right to accrue compensation under this Agreement until a minimum of $25.00 has become due. If this agreement is terminated for any reason, regardless of what the Compensation Schedule(s) might provide, no compensation of any kind shall thereafter be payable.

2.1    Compensation Schedule(s)

The Compensation Schedule(s) attached, or which may hereafter be added, is (are) incorporated herein and made a part of this Agreement. Company reserves the right to change such Compensation Schedule(s) at any time upon written notice to Broker. However, no such changes shall be applicable to Policies for which Company has accepted premiums prior to effective date of such change.

2.2    Accounting

Company will give to Broker a weekly statement of all compensation becoming due and payable to Broker since the date of the previous monthly statement. This statement shall also include Broker's indebtedness to Company, if any. Unless Company receives written objection to such monthly statement from Broker, within 90 days after the date it is mailed to Broker's last known address or delivered to Broker in person, the same shall be deemed final and binding upon Broker.

2.3    Exchanges

If in the sole discretion of Company a new Policy is issued to replace a terminated or in-force policy of Company or its affiliates or subsidiaries, the new Policy shall be regarded as an exchanged Policy, and any compensation payable shall be determined and adjusted by Company in accordance with Company's then current exchange rules, independent of the Compensation Schedule(s).

2.4    Return of Premium

If no Policy is issued on an application, the whole amount of all monies collected by Broker will be immediately returned to the applicant. If Company finds it necessary, for any reason, to cancel a Policy and refund premiums, any compensation paid to Broker on the amount refunded shall be repaid to Company, or may be deducted from any compensation payable to Broker under this Agreement.

2.5    Local Taxes

Broker is responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Broker or Representatives as a result of business submitted hereunder.

2.6    Expenses

Broker shall pay all expenses of every nature incurred in connection with the conduct of its business and Inviva shall not be liable in any way therefor.

3.     Indebtedness

Company shall have first lien upon any amounts due under this Agreement, or to become due from Broker's indebtedness to Company or its affiliates and subsidiaries, whether due or contingent, of Broker or Broker's assigns under this Agreement. Such indebtedness may be deducted by Company from such amounts due or to become due.

4.     Termination

Termination of this Agreement is effected as follows:

       a. Cause. This Agreement may be terminated for cause by Company, immediately upon written notice to Broker, if Broker or Broker's partner, director, officer, employee, registered representative or agent has, or is reasonably believed to have:

              (i) misappropriated funds from any policy owner or from Company;

              (ii) endeavored to induce policy owners of Company to relinquish their policies;

              (iii)  interfered with the collection of renewal premiums;

              (iv) engaged in fraudulent acts or any other act violative of federal or state law or other applicable rules or regulations, including, without limitation, the Conduct Rules of the NASD;

              (v) been adjudged a bankrupt or executed a general assignment for benefit of creditors or committed an act of bankruptcy; or

              (vi) otherwise acted, in breach of this Agreement, to prejudice materially the interest of Company.

If Company does not terminate this Agreement for any such cause, a waiver shall not result and this Agreement may be terminated under this subparagraph for any subsequent cause.

       b. Death or Dissolution. If Broker is not a corporation or partnership, this Agreement will terminate on the date of Broker's death. If Broker is a corporation or partnership, this Agreement will terminate on the date that the corporation or partnership is dissolved or otherwise judged by appropriate regulatory agencies no longer to be a legal entity.

       c. License Suspension or Revocation. This Agreement will terminate immediately in the event of any order of suspension, revocation or termination of Broker's license by any regulatory authority.

       d. Default. This Agreement will terminate immediately upon notice of the event of:

                     1.     default under this Agreement; or

                     2. Broker or Broker's associated person's or registered representative's failure to fully comply with Company directives, rules, regulations or manuals in a timely fashion.

       e. Ownership Change. If Broker is not a natural person, this Agreement will terminate in the event of a significant change in Broker's ownership or management, or in the event of the execution of an agreement of sale, transfer or merger of Broker, without prior notice and consent of Company.

       f. Notice. This Agreement may be terminated by either party for any reason by giving the other party at least 30 days' advance written notice delivered personally or mailed to the last known address of the other party.

       g. Indebtedness. Upon termination of this Agreement, any indebtedness to Company becomes immediately due and payable.

       h. Records. All books, application forms and material furnished by Inviva pertaining to the solicitation of applications for insurance hereunder shall be the property of Inviva and shall be returned upon termination of this agreement.

5.     Indemnification

Broker shall indemnify and hold harmless Company, Underwriter, and their affiliated officers, directors, employees and agents from any and all claims, demands, penalties, suits, or actions, and from any and all losses, costs, and reasonable expenses in connection therewith, including reasonable attorney's fees and expenses, arising out of or resulting from the sales of the Policies by or through the Broker, or from the default in the performance of, or in the negligent performance of the obligations of Broker under this Agreement, by Broker or Broker's partners, directors, officers, employees or agents.

Inviva shall indemnify and hold harmless Broker and its affiliated officers, directors, employees and agents from any and all claims, demands, penalties, suits, or actions, and from any and all losses, costs, and reasonable expenses in connection therewith, including attorney's fees and expenses, arising out of or resulting from the default in the performance of, or the negligent performance of the obligations of Inviva under this Agreement. The provisions of this and the preceding paragraph shall survive the termination of this Agreement.

6.     Previous Agreement

By execution of this Agreement, any prior agreement(s) between the Company, Underwriter and the Broker or between Company and the signing principal(s) related specifically to the business transacted under this Agreement is terminated as of the effective date of this Agreement; but while this Agreement remains in force, any rights of Broker to receive compensation under the terms and conditions of the prior agreement are continued hereunder, and such earned compensation shall be payable at the rate, for the remainder of the period, and on the basis applicable as if that agreement remained in force.

7.     Entire Agreement

This Agreement, including supplements and the Compensation Schedule(s), constitutes the entire Agreement between the parties for all dealings after its effective date. This Agreement shall not be assigned without the prior written consent of Company. No amendment of this Agreement shall be valid unless made in writing by Company.

8.     Waiver

No waiver by Company of rights arising from wrongdoing or failure by Broker shall occur by Company's election not to enforce any provision of this Agreement, nor reduce or affect Company's rights arising from subsequent wrongdoing or failure by Broker. Broker releases Company from any liability for providing Social Security numbers and tax data to authorized governmental agencies.

9.     Notice

Any written notice given under any provision of this Agreement shall be complete upon deposit, postage paid, in the U.S. Mail addressed to Broker at Broker's last known address according to Company's records or to Company or Underwriter at its Administrative Offices.

10.    Arbitration

Any dispute, claim or controversy arising out of or relating to this Agreement, performance hereunder or the breach hereof, or otherwise arising between Broker and Company or Underwriter, shall be subject to mandatory arbitration under the auspices, rules and by-laws of the NASD, as may be amended from time to time, and any arbitration award may be entered as a judgment in a court of competent jurisdiction. Notwithstanding the foregoing arbitration requirement, at its option, Company and/or Underwriter may seek injunctive relief either within the arbitration process or from a court of competent jurisdiction. Venue for any such injunctive action shall be in a court located in Louisville, Jefferson County, Kentucky. Venue for arbitration hearing shall be in Jefferson County, Kentucky.

11.    Construction

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF CHOICE OF LAWS PROVISIONS. INVIVA AND BROKER EACH REPRESENT TO THE OTHER THAT IT AND THE OFFICERS SIGNING BELOW HAVE FULL POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT.

12.    Complaints and Investigations

Broker shall cooperate with Inviva in the investigation and settlement of all complaints or claims against Broker and/or Inviva relating to the solicitation or sale of the Policies under this Agreement. Broker, Underwriter and Company each shall promptly forward to the others any complaint, notice of claim or other relevant information which may come into its possession. Broker, Underwriter and Company agree to cooperate fully in any investigation or proceeding in order to attempt to achieve a prompt and equitable resolution to all complaints or claims and to ensure that Broker's, Underwriter's and Company's procedures with respect to related solicitation or servicing are consistent with any applicable law or regulation.

13. Each party agrees that all Nonpublic Personal Information obtained in the performance of duties and obligations under the Agreement shall be held in the strictest confidence and will not be used for any other purpose except to perform duties under the Agreement. Such information shall not be disclosed to any third party without the express written consent of the affected individual or as may be required by law. Each party will establish procedures to protect the security and confidentiality of such information. Nonpublic Personal Information shall mean any financial or health information furnished to the party, its associates and representatives in the performance of duties or obligations under this Agreement.

14. All parties to this Agreement hereby agree to comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (1) obtain, verify, and retain information with regard to investor and/or account owner identification and source of funds, and (2) to maintain records of all account transactions.

Each party to this Agreement also agrees (to the extent consistent with applicable law) to take all steps necessary and appropriate to provide requested information about investors and/or accounts to any other party to this Agreement that shall request such information due to an inquiry or investigation by any law enforcement, regulatory or administrative authority. To the extent permitted by applicable law and/or regulation, each party to this Agreement shall notify all other parties to this Agreement of any concerns that shall arise in connection with any investor or account holder in the context of relevant anti-money laundering legislation/regulations. Each party to this Agreement shall hold harmless all other parties to this Agreement for any actions that may arise for good faith attempts to comply with all applicable laws, rules and/or regulations of governmental agencies, law enforcement organizations and/or Self Regulatory Organizations.

The effective date of this Selling Agreement with Jefferson National Life Insurance Company and Inviva Securities Corporation, shall be:

------- ----, -------                        -----------------------------------------------
(Month) (Day) (Year)                         Contract Number (Company Assigned)

Type of Legal Entity:   (  ) Individual (  ) Partnership (  ) Corporation


---------------------------------------      -----------------------------------------------
Type or Print Name of Broker-Dealer          Taxpayer Identification Number of Broker-Dealer


---------------------------------------      -----------------------------------------------
Type or Print Name of Principal              Signature of Principal


---------------------------------------      -----------------------------------------------
Social Security Number of Principal          Date

JEFFERSON NATIONAL LIFE INSURANCE COMPANY


---------------------------------------      -----------------------------------------------
Type or Print Name and Title                 Signature of Officer and Date

INVIVA SECURITIES CORPORATION


---------------------------------------      -----------------------------------------------
Type or Print Name and Title                 Signature of Principal and Date